Exhibit 21

Exhibit (21)* to Report

on Form 10-K for Fiscal

Year Ended June 30, 2007

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Incorporation
UNITED STATES
Alkid Corporation	California
Winco Enterprises Inc.	California
Dynamic Seals, Inc.	Delaware
MITOS Biosystems, Inc.	Delaware
MITOS Molding, Inc.	Delaware
MITOS Technologies, Inc.	Delaware
Olive Branch Acquisitions LLC	Delaware
Parker Hannifin Customer Support Inc.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy (PH España Holding) LLC	Delaware
Parker Italy Holding LLC	Delaware
Parker-Hannifin International Corp.	Delaware
Parker Shelf LLC	Delaware
PH Astron Holding LLC	Delaware
PH Spain LLC	Delaware
SSD Drives Benefits Inc.	Delaware
265 Warwick LLC	Ohio
Parker Royalty Partnership	Ohio
INTERNATIONAL
Parker Hannifin Argentina SAIC	Argentina
Parker Hannifin (Australia) Pty. Ltd.	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin G.e.s.m.b.H	Austria
Rectus Tema GmbH	Austria
Advanced Products BV	Belgium
Parker Hannifin N.V./S.A.	Belgium
Parker Hannifin Bermuda L.P.	Bermuda
Parker Hannifin Indústria e Comércio Ltda.	Brazil
Parker Canada (Limited Partner) Co.	Canada
Parker Canada Holding Co.	Canada
Parker Canada Investment Co.	Canada
Parker Canada Management Inc.	Canada

Name of Subsidiary	State/Country of Incorporation
Parker Hannifin Canada	Canada
Parker Ontario Holdings Inc.	Canada
Parker Ontario Limited Partnership	Canada
9183-7252 Quebec Inc.	Canada
Ingeniera y Servicios Metalcrom Limitada	Chile
Parker Hannifin Corp. Chile Limitada	Chile
Domnick Hunter Purification equipment (Shanghai) limited	China
ISR Shenyang Rubber Products Co., Ltd.(1)	China
Kenmore Refrigeration Components (WUXI) Co. Ltd.	China
Parker Hannifin Electronic Material (Shenzhen) Co., Ltd.	China
Parker Hannifin Fluid Connectors (Qingdao) Co., Ltd.	China
Parker Hannifin Fluid Power Systems & Components (Shanghai) Co., Ltd.	China
Parker Hannifin Management (Shanghai) Company, Ltd.	China
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China
Parker Tejing Hydraulics (Tianjin) Co., Ltd.(2)	China
Rayco (Wuxi) Precision Mold Systems Co., Ltd.	China
Rayco (Wuxi) Technologies Co., Ltd.	China
Shanghai Denison Hydraulics Components Limited	China
Shanghai Denison Hydraulics ENGG Ltd.(3)	China
Shanghai Parker Hannifin Fluid Connectors Limited Company	China
Taiyo Parker Fluidpower (Shanghai) Co., Ltd.(4)	China
Tecknit (Beijing) Electronic Technology, Ltd.	China
dh group, sro	Czech Republic
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker Hannifin s.r.o.	Czech Republic
Rectus spol s.r.o.	Czech Republic
domnick hunter Skandinavien A/S	Denmark
Parker Hannifin Danmark A/S	Denmark
Rectus Tema A/S (5)	Denmark
Talkob ApS	Denmark
Parker Hannifin Oy	Finland
Acofab SAS	France
domnick hunter France sas	France
Drives France Holdings SAS	France
Parker Hannifin France Finance SAS	France
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin SNC	France
SSD Parvex SAS	France
Zander France SAS	France
domnick hunter GmbH	Germany
Parker Hannifin GmbH & Co. KG	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Management GmbH	Germany
Parker Hannifin Verwaltungs GmbH	Germany

Name of Subsidiary	State/Country of Incorporation
Rectus GmbH	Germany
Zander Aufbereitungstechnick GmbH	Germany
Parker Hannifin (Gibraltar) Assets Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Development Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Holding Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Industries Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Investments Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Management Ltd.	Gibraltar
Parker Hannifin Hong Kong Limited	Hong Kong
Parker International Capital Management Hungary Ltd.	Hungary
Annapurna Kenmore Tube Products Private Limited(1)	India
Parker Hannifin India Private Ltd	India
Parker Markwel Industries Private Ltd	India
SSD Drives India Pvt. Ltd.	India
Acadia International Insurance Limited	Ireland
Parker Sales (Ireland) Limited	Ireland
domnick hunter hiross SpA	Italy
Parker Hannifin SpA	Italy
Parker Italy Holding S.r.l.	Italy
Parker ITR Srl	Italy
Rectus Tema Srl	Italy
domnick hunter Kobe	Japan
Kuroda Pneumatics, Ltd.(6)	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo, Ltd.(4)	Japan
Taiyo Techno, Ltd.(4)	Japan
Taiyo Tec. Ltd.(4)	Japan
Parker Hannifin Climate & Industrial Controls, Ltd.	Korea
Parker Hannifin Connectors Ltd.	Korea
Parker Korea Ltd.	Korea
Parker Mobile Control Division Asia Co. Ltd.	Korea
Parker Hannifin Luxembourg Acquisitions Sarl	Luxembourg
Parker Hannifin (Bermuda) Holding Luxembourg SCS	Luxembourg
Parker Hannifin Global Capital Management S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg S.a.r.l.	Luxembourg
dh Malaysia Compressed Air Treatment Sdn Bhd	Malaysia
Parker Hannifin (Malaysia) Sdn Bhd	Malaysia
Parker Hannifin Malta Finance 1 Ltd.	Malta
Parker Hannifin Malta Finance 2 Ltd.	Malta
Parker Baja Servicios S.A. de C.V.	Mexico
Parker Brownsville Servicios S.A. de C.V.	Mexico
Parker Hannifin de Mexico S.A. de C.V.	Mexico
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico
Parker Industrial S. de R.L. de C.V.	Mexico
Parker Servicios de Mexico S.A. de C.V.	Mexico

Name of Subsidiary	State/Country of Incorporation
Parker Sistemas de Automatization S de RL de C.V.	Mexico
Tecknit de Mexico, S.A. de C.V.	Mexico
Parker Hannifin Fluid Systems Namibia (Pty) Ltd.	Namibia
dh group benelux b.v.	Netherlands
Parker Filtration and Separation BV	Netherlands
Parker Filtration B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Finance BV	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hose BV	Netherlands
Parker Pneumatic BV	Netherlands
Parker Polyflex BV	Netherlands
Parker Hannifin (N.Z.) Limited	New Zealand
Parker Hannifin A/S	Norway
dh group Polska Sp. Z.o.o.	Poland
Parker Hannifin sp. zoo	Poland
Parker Hannifin Portugal, Lda.	Portugal
Parker Hannifin LLC	Russia
domnick hunter group Pte Ltd	Singapore
Parker Hannifin Singapore Private Limited	Singapore
Rayco International Pte. Ltd.	Singapore
Rayco Laboratories Pte. Ltd.	Singapore
Rayco Technologies Pte. Ltd.	Singapore
domnick hunter SA (pty) limited	South Africa
Parker-Hannifin (Africa) Pty. Ltd.	South Africa
Parker Hannifin (Espana) S.A.	Spain
Parker Hannifin Cartera Industrial, S.L.	Spain
Parker Hannifin Industries and Assets Holding SL	Spain
Rectus Iberica SL	Spain
domnick hunter AB	Sweden
Parker Hannifin AB	Sweden
Tema Ingenjörsfirman AB	Sweden
Parker Hannifin Cartera Industrial, S.L. Torrejon de Ardox (Espagne) succursale de Carouge	Switzerland
Parker Hannifin Europe SARL	Switzerland
Parker Lucifer SA	Switzerland
Tema Marketing AG	Switzerland
Parker Hannifin Taiwan Ltd.	Taiwan
Parker Hannifin (Thailand) Co., Ltd.	Thailand
Parker Iklim Kontrol Sistemleri Sanayi Ve Ticaret AS.	Turkey
Acal Controls Limited	United Kingdom
Alenco (Holdings) Ltd.	United Kingdom
Denison Financial Holdings Ltd.	United Kingdom
Denison Hydraulics UK Ltd.	United Kingdom

Name of Subsidiary	State/Country of Incorporation
Denison International Ltd.	United Kingdom
domnick hunter Fabrication Limited	United Kingdom
domnick hunter Finance Limited	United Kingdom
domnick hunter group ltd.	United Kingdom
domnick hunter Iberica Limited	United Kingdom
domnick hunter Investments Limited	United Kingdom
domnick hunter limited	United Kingdom
domnick hunter Nihon Limited	United Kingdom
domnick hunter Overseas Limited	United Kingdom
domnick hunter Technologies Limited	United Kingdom
domnick hunter Trustees Limited	United Kingdom
Eurotherm Drives Ltd.	United Kingdom
Kenmore UK Ltd.	United Kingdom
Parker Hannifin (2004) Limited	United Kingdom
Parker Hannifin 2007 LLP	United Kingdom
Parker Hannifin (Holdings) Ltd.	United Kingdom
Parker Hannifin (UK) Ltd.	United Kingdom
Parker Hannifin GB Ltd.	United Kingdom
Parker Hannifin Ltd.	United Kingdom
Parker Hannifin (RAC) Ltd.	United Kingdom
PH Trading Ltd.	United Kingdom
Rectus-Tema (UK) Limited	United Kingdom
SSD Drives Holdings 2 Ltd.	United Kingdom
SSD Drives Holdings 3 Ltd.	United Kingdom
SSD Drives Holdings 4 Ltd.	United Kingdom
SSD Drives Holdings 5 Ltd.	United Kingdom
SSD Drives Holdings Ltd.	United Kingdom
SSD Drives Ltd.	United Kingdom
Sterling Hydraulics Limited	United Kingdom
Tanlea Engineering Limited	United Kingdom
Tecknit Europe Limited	United Kingdom
Ultra Hydraulics Ltd.	United Kingdom
Zander (UK) Limited	United Kingdom
Parker Hannifin de Venezuela, S.A.	Venezuela

(1)	The Company owns 51% of such subsidiary’s equity capital.

(2)	The Company owns 90% of such subsidiary’s equity capital.

(3)	The Company owns 85% of such subsidiary’s equity capital.

(4)	The Company owns 60% of such subsidiary’s equity capital.

(5)	The Company owns 75% of such subsidiary’s equity capital.

(6)	The Company owns 70% of such subsidiary’s equity capital.

All of the foregoing subsidiaries are included in the Company’s consolidated financial statements. In addition to the foregoing, the Company owns thirty-four inactive or name holding companies.

*	Numbered in accordance with Item 601 of Regulation S-K.